EXHIBIT 10.1

EXECUTION COPY

FIRST AMENDMENT TO
REVOLVING CREDIT AGREEMENT

THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “First Amendment”), dated as of December 19, 2018, is among WESTERN GAS EQUITY PARTNERS, LP, as the Borrower, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, and the Lenders party hereto.
R E C I T A L S
A.    The Borrower, the Administrative Agent and the Lenders are parties to that certain Revolving Credit Agreement dated as of March 14, 2016 (the “Credit Agreement”), pursuant to which the Lenders have made certain loans to and extensions of credit for the account of the Borrower.
B.    The Borrower has requested and the Lenders have agreed to amend certain provisions of the Credit Agreement as set forth in this First Amendment.
C.    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.    Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all article and section references in this First Amendment refer to articles and sections of the Credit Agreement.
Section 2.    Amendments to Credit Agreement.
2.1    Amendments to Section 1.01.
(a)    The following definitions in Section 1.01 of the Credit Agreement are hereby deleted and replaced in their entirety to read as follows:
“Agreement” — this Revolving Credit Agreement, as amended by the First Amendment and as the same may from time to time be further amended, modified, supplemented or restated.
“Maturity Date” — the earlier of (i) June 14, 2019 and (ii) 3 Business Days following the consummation of Borrower’s acquisition of all publicly held WES Common Units pursuant to and as contemplated by that certain Contribution Agreement and Agreement and Plan of Merger dated November 7, 2018 among Anadarko Petroleum Corporation and certain Affiliates, including Borrower and WES, as may be amended, supplemented or modified.
(b)    The following definitions are hereby added to Section 1.01 of the Credit Agreement where alphabetically appropriate to read as follows:
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“First Amendment” means the First Amendment to Revolving Credit Agreement dated as of December 19, 2018 among the Borrower, the Administrative Agent and the Lenders party thereto.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
2.2    Lender ERISA Representations. Article IX of the Credit Agreement is hereby amended by adding a new Section 9.14 at the end thereof, to read as follows:
Section 9.14. Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans in connection with the Loans or the Commitments,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that none of the Administrative Agent, the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement or any documents related hereto).
Section 3.    Conditions Precedent. This First Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02 of the Credit Agreement) (the “First Amendment Effective Date”):
3.1    The Administrative Agent shall have received from the Lenders and the Borrower, counterparts (in such number as may be requested by the Administrative Agent) of this First Amendment signed on behalf of such Persons.
3.2    The Administrative Agent and the Lenders shall have received any amounts due and payable on the First Amendment Effective Date, including, to the extent invoiced at least one Business Day prior to the First Amendment Effective Date (unless the Borrower otherwise consents), reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.
3.3    No Default or Event of Default shall have occurred and be continuing, both prior and after giving effect to the terms of this First Amendment.
3.4    The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.
The Administrative Agent is hereby authorized and directed to declare this First Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 3 or the waiver of such conditions as permitted hereby. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.
Section 4.    Miscellaneous.
4.1    Confirmation. The provisions of the Credit Agreement, as amended by this First Amendment, shall remain in full force and effect following the effectiveness of this First Amendment. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the

Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
4.2    Ratification and Affirmation; Representations and Warranties. The Borrower hereby (a) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein and (b) represents and warrants to the Lenders that, as of the date hereof, both before and after giving effect hereto: (i) the representations and warranties contained in each Loan Document are true and accurate in all material respects (unless qualified by materiality or Material Adverse Change, in which case such representation and warranty is true and accurate in all respects) on and as of the date hereof as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, and except that for purposes hereof, the representations and warranties contained in Section 3.01(f) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 4.01(a) and (b) thereof), (ii) no event has occurred and is continuing or would result herefrom which constitutes an Event of Default or a Default and (iii) no Material Adverse Effect has occurred. Borrower, Administrative Agent and Lenders each acknowledges and agrees that any and all Obligations are secured by the Collateral Agreement and the other Security Documents with respect to the Collateral pledged thereunder. Borrower hereby re-pledges, re-grants and re-assigns a Lien in favor of Administrative Agent for the benefit of Lenders on all Property of Borrower described as Collateral in the Collateral Agreement and the other Security Documents to secure the Obligations.
4.3    Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this First Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
4.4    No Oral Agreement. This First Amendment, the Credit Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This First Amendment, the Credit Agreement and the other Loan Documents represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
4.5    GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first written above.

BORROWER:	WESTERN GAS EQUITY PARTNERS, LP

	By:	Western Gas Equity Holdings, LLC, its general partner

	By:	/s/ Jaime R. Casas
	Name:	Jaime R. Casas
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

[Signature Page - First Amendment To WGEP Revolving Credit Agreement]

ADMINISTRATIVE AGENT AND LENDERS:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and a Lender

	By:	/s/ Borden Tennant
	Name:	Borden Tennant
	Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ Stephen Monto
	Name:	Stephen Monto
	Title:	SVP

CITIBANK N.A.,
as a Lender

	By:	/s/ Cathy Shepherd
	Name:	Cathy Shepherd
	Title:	Vice President

MIZUHO BANK, LTD.,
as a Lender

	By:	/s/ Donna DeMagistris
	Name:	Donna DeMagistris
	Title:	Authorized Signatory

[Signature Page - First Amendment To WGEP Revolving Credit Agreement]